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                                                                    Exhibit 10.1

                               FIRST AMENDMENT TO
                              EMPLOYMENT AGREEMENT

         This First Amendment dated as of March 31, 2003, to the Employment Agreement dated March 11, 2002 (the "Agreement"), between US Airways, Inc., a Delaware corporation (the "Company"), and David N. Siegel (the "Executive") is entered into as of the date first stated above.

         WHEREAS, the Company and the Executive have previously entered into the Agreement; and

         WHEREAS, the Company and the Executive desire to amend the Agreement as set forth herein.

         NOW THEREFORE, the following amendments are hereby made to the
Agreement:

         1. Section 2 of the Agreement is hereby amended by the addition of the following language at the end thereof:

         "Notwithstanding the foregoing provisions of this Section 2, no `Change of Control' shall be deemed to have occurred in connection with transactions under the Retirement Systems of Alabama investment agreement dated September 26, 2002, as amended, or in connection with the Company's emergence from bankruptcy."

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         2. Section 4(b)(vi) of the Agreement is hereby amended by adding the following new sentence at the end thereof:

         "Without limiting the generality of the foregoing, effective January 15, 2003 the travel privileges provided to the Executive shall include the right to receive annually during the Employment Period positive space travel for otherwise non-eligible family members and unrelated persons and a tax gross up on the value of such travel subject to a $25,000 annual maximum on the tax gross up amount."

         3. Section 5(d) of the Agreement is hereby amended by eliminating the word "or" at the end of Section 5(d)(v), by substituting "; or" for the period at the end of Section 5(d)(vi), and by the addition of the following as Sections 5(d)(vii) and 5(d)(viii):

         "(vii) any relocation of the Company's corporate headquarters outside of the Washington, D.C. metropolitan area; or

         "(viii) the termination by the Executive of his own employment during the period starting on the first anniversary of the date the Company emerges from bankruptcy (the `Emergence Date') and ending on the last day of the thirteenth complete month following the Emergence Date (the `Emergence Window Period'); provided, however, that a `Good Reason' termination pursuant to this Section 4(d)(viii) shall be treated as a termination prior to a Change in Control for purposes of Section 6 hereof."


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         4. Section 6(d)(1)(i)(C) is amended in its entirety to read as follows:

         "the product of (x) three and (y) the sum of (i) the Highest Base Salary and (ii) the Executive's "target bonus" under the Incentive Compensation Plan for the year in which termination occurs; and"


                                       US AIRWAYS, INC.

                                       By /s/ Jennifer C. McGarey
                                          -------------------------------------
                                          Name:  Jennifer C. McGarey
                                          Title: Vice President,
                                                 Deputy General Counsel &
                                                 Secretary

                                       EXECUTIVE

                                       /s/ David N. Siegel
                                       ----------------------------------------
                                       David N. Siegel

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